As filed with the Securities and Exchange Commission on June 29, 2016
Registration No.  333-212269

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

META FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-1406262
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
________________________

5501 South Broadband Lane Sioux Falls, South Dakota 57108 (605) 782-1767 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Glen W. Herrick
Executive Vice President and
Chief Financial Officer
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey M. Werthan, Esq. Lawrence D. Levin, Esq. Katten Muchin Rosenman LLP 2900 K Street NW, Suite 200 Washington, D.C. 20007 Telephone No.: (202) 625-3500 Facsimile No.: (202) 298-7570
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐                            Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)         Smaller reporting company ☐

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment No. 1”) to Registration Statement on Form S-3 (Registration No. 333-212269), initially filed on June 27, 2016 (the “Registration Statement”), is being filed to refile the exhibits to the Registration Statement. The exhibits contained in this Amendment No. 1 are identical to the exhibits filed with the Registration Statement but are being refiled to properly label the exhibits in the EDGAR filing . Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to this Amendment No. 1, the exhibit index and the exhibits. This Amendment No. 1 does not modify any provision of the prospectus contained in Part I of the Registration Statement. Accordingly, this Amendment No. 1 does not include a copy of the prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuances and Distribution.
The following table sets forth those expenses to be incurred by Meta Financial Group, Inc. in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$15,105
Printing, engraving, and postage expenses	(1)
Legal fees and expenses	(1)
Trustee fees and expenses	(1)
Accounting fees and expenses	(1)
Rating agency fees	(1)
Miscellaneous expenses	(1)
Total	$(1)

(1)
These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for payments of unlawful dividends or unlawful stock repurchases or redemptions or for any transaction from which the director derived an improper personal benefit.
Article ELEVENTH of the Company’s Certificate of Incorporation, as amended (“Article ELEVENTH”), provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, including, without limitation, any subsidiary, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (or to any employee or agent of the Company that a majority of disinterested directors of the Company grants the rights provided by Article ELEVENTH) (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent provided by the DGCL, as amended (to the extent such amendment permits the Company to provide broader indemnification rights than such law permitted prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, with respect to Proceedings to enforce rights to indemnification (except suits brought under certain circumstances by the Indemnitee against the Company to recover unpaid amounts of claims), the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the Company.
The right to indemnification conferred by Article ELEVENTH includes the right of the Indemnitee to be advanced expenses by the Company; provided, however, that an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal, that such Indemnitee is not entitled to be indemnified for such expenses under Article ELEVENTH or otherwise.
Article ELEVENTH also provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.
The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16. Exhibits.

1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Meta Financial Group, Inc.'s Registration Statement on Form S-3 filed on May 10, 2013)
3.2	Certificate of Amendment to the Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Meta Financial Group, Inc.'s Current Report on Form 8-K filed on January 26, 2016)
3.3
Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3(ii) to Meta Financial Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed on December 14, 2015

4.1	Specimen Common Stock Certificate**
4.2	Specimen Nonvoting Common Stock Certificate*
4.3	Specimen Preferred Stock Certificate*
4.4	Form of Indenture for Senior Debt Securities**
4.5	Form of Indenture for Subordinated Debt Securities**
4.6	Form of Deposit Agreement, including form of Depositary Receipt*
4.7	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate*
4.8	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate*
4.9	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate*
4.10	Form of Unit Agreement*
5.1	Opinion of Katten Muchin Rosenman LLP**
12	Computation of Ratios of Earnings to Fixed Charges**
23.1	Consent of KPMG LLP**
23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)
24.1	Powers of Attorney of directors of Meta Financial Group, Inc. (included on signature page)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture for Senior Debt Securities***
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture for Subordinated Debt Securities***
__ *	_______________ If applicable, to be filed by an amendment to the Registration Statement or by a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.
***	To be filed pursuant to Trust Indenture Act Section 305(b)(2), if applicable.

Item 17. Undertakings.
(a) The undersigned hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by Section 10(a) of the Securities Act shall be deemed to be a part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this Registration Statement or a prospectus that is part of this Registration Statement or made in a document incorporated by reference or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or a prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota, on the 29th day of June, 2016.

META FINANCIAL GROUP, INC.

By:	/s/ Glen W. Herrick
Name:	Glen W. Herrick
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 29, 2016
J. Tyler Haahr

*	Director	June 29, 2016
Douglas J. Hajek

*	Director and President	June 29, 2016
Bradley C. Hanson

*	Director	June 29, 2016
Elizabeth G. Hoople

*	Vice Chairman and Director	June 29, 2016
Frederick V. Moore

*	Director and Executive Vice President	June 29, 2016
Troy Moore III

*	Director	June 29, 2016
Rodney G. Muilenburg

/s/ Glen W. Herrick	Executive Vice President and	June 29, 2016
Glen W. Herrick	Chief Financial Officer
(Principal Financial Officer)

*	Senior Vice President and	June 29, 2016
Sonja A. Theisen	Chief Accounting Officer
(Principal Accounting Officer)

* By:	/s/ Glen W. Herrick
Glen W. Herrick
Attorney-in-Fact

Exhibit Index

Number	Description
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Meta Financial Group, Inc.'s Registration Statement on Form S-3 filed on May 10, 2013)
3.2	Certificate of Amendment to the Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Meta Financial Group, Inc.'s Current Report on Form 8-K filed on January 26, 2016)
3.3
Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3(ii) to Meta Financial Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed on December 14, 2015

4.1	Specimen Common Stock Certificate**
4.2	Specimen Nonvoting Stock Certificate*
4.3	Specimen Preferred Stock Certificate*
4.4	Form of Indenture for Senior Debt Securities**
4.5	Form of Indenture for Subordinated Debt Securities**
4.6	Form of Deposit Agreement, including form of Depositary Receipt*
4.7	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate*
4.8	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate*
4.9	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate*
5.1	Opinion of Katten Muchin Rosenman LLP**
12	Computation of Ratios of Earnings to Fixed Charges**
23.1	Consent of KPMG LLP**
23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)
24.1	Powers of Attorney of directors of Meta Financial Group, Inc. (included on signature page)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture for Senior Debt Securities***
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture for Subordinated Debt Securities***
_____ *	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.
**	Filed herewith.
***	To be filed pursuant to Trust Indenture Act Section 305(b)(2), if applicable.

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